EXHIBIT 7.1


                            JOINT FILING AGREEMENT


     We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated:  June 16, 1997



                            THE HEARST CORPORATION


                            By:  /S/ JODIE W. KING
                                 -----------------------------
                                 Name:  Jodie W. King
                                 Title: Vice President


                            THE HEARST FAMILY TRUST


                            By:  /S/ VICTOR F. GANZI
                                 -----------------------------
                                 Name:  Victor F. Ganzi
                                 Title: Trustee

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